Exhibit 23.j



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 10, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report of the International Equity Fund, Small Cap Equity Fund, Fixed Income Fund and Large Cap Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
February 24, 2000